UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 16, 2017, Mistras Group, Inc. (the “Company,” “we” or “us”) issued a press release announcing the financial results for its abbreviated fiscal period (the “2016 stub period”), which commenced on June 1, 2016 and ended December 31, 2016.  A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

In the press release attached, the Company uses the terms “Adjusted EBITDA” and “free cash flow” which are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”).  “Adjusted EBITDA” is defined as net income plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition-related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss and certain non-recurring items (which items are listed in the reconciliation table in the press release).

Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations. Adjusted EBITDA is also a performance evaluation metric used to determine incentive compensation for executives and employees.

We believe investors and other users of our financial statements benefit from the presentation of Adjusted EBITDA in evaluating our operating performance because it provides an additional tool to compare our operating performance on a consistent basis and measure underlying trends and results of our business. Adjusted EBITDA removes the impact of certain items that management believes do not directly reflect our core operations. For instance, Adjusted EBITDA generally excludes interest expense, taxes and depreciation and amortization, each of which can vary substantially from company to company depending upon accounting methods, the book value and age of assets, capital structure, capital investment cycles and the method by which assets were acquired. It also eliminates share-based compensation, which is a non-cash expense and is excluded by management when evaluating the underlying performance of our business operations.

While Adjusted EBITDA is a term and financial measurement commonly used by investors and securities analysts, it has limitations. As a non-GAAP measurement, Adjusted EBITDA has no standard meaning and, therefore, may not be comparable with similar measurements for other companies. Adjusted EBITDA is generally limited as an analytical tool because it excludes charges and expenses we do incur as part of our operations. For example, Adjusted EBITDA excludes income taxes, but we generally incur significant U.S. federal, state and foreign income taxes each year and the provision for income taxes is a necessary cost. Adjusted EBITDA should not be considered in isolation or as a substitute for analyzing our results as reported in accordance with GAAP.

“Free cash flow” is defined as cash flow from operating activities, less cash used to purchase property, plant and equipment and intangible assets. Management uses free cash flow when evaluating the performance of our business operations. In addition, in 2017 free cash flow is one of the performance evaluation metrics that will be used to determine incentive compensation for our executives.

We believe investors and other users of our financial statements benefit from the presentation of free cash flow in evaluating our performance because it provides an additional tool to compare cash generated by our operations on a consistent basis and measure underlying trends and results in our business. This measure also takes into account cash used to purchase fixed assets and intangible assets needed for business operations. The purchases of fixed and intangible assets are expenditures we expect to make on a continuing basis.

While free cash flow is a term and financial measurement common used by investors and securities analysts, it has limitations. As a non-GAAP measurement, free cash flow has no standard meaning and, therefore, may not be comparable with similar measurements for other companies. Free cash flow is generally limited as an analytical tool because it excludes cash uses which are included in a GAAP cash flow statement. Accordingly, free cash flow should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. generally accepted accounting principles.
The press release also uses the non-GAAP financial measure  “net debt” and the tables attached to the press release include the non-GAAP financial measure “Segment and Total Company Income (Loss) before Special Items”, reconciling this measure to a financial measure under GAAP.  Information about these non-GAAP measures are included in the press release.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

99.1                        Press release issued by Mistras Group, Inc. dated March 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: March 16, 2017	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. dated March 16, 2017

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